Exhibit 23.5

Consent of Independent Auditors

The Board of Trustees

CB Richard Ellis Realty Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to registration statement (No. 333-152653) on Form S-11 of CB Richard Ellis Realty Trust of our report dated March 24, 2008, with respect to the combined statements of assets, liabilities and partners’ capital and schedule of real estate related investments of CB Richard Ellis Strategic Partners Asia II, L.P. and CB Richard Ellis Strategic Partners Asia II-A, L.P., Cayman Island Exempted Partnerships, as of December 31, 2007, and the related combined statements of operations, partners’ capital, and cash flows for the period from July 9, 2007 (inception) through December 31, 2007, which report appears in the December 31, 2008 annual report on Form 10-K/A Amendment No. 1 of CB Richard Ellis Realty Trust and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Los Angeles, California

August 21, 2009